UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Attached as an exhibit is a press release dated May 27, 2010 issued by Verizon Communications Inc. (Verizon) announcing the establishment of a record date of June 7, 2010, subject to certain conditions, in connection with the proposed spinoff of shares of New Communications Holdings Inc. (New Communications), a subsidiary of Verizon, to Verizon stockholders. This spinoff and the merger of New Communications with Frontier Communications Corporation (Frontier) is expected to occur on July 1, 2010, subject to the satisfaction of closing conditions in the merger agreement among Verizon, Frontier and New Communications.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99	Press release dated May 27, 2010 issued by Verizon Communications Inc. (Verizon) announcing the establishment of a record date of June 7, 2010, subject to certain conditions, in connection with the proposed spinoff of shares of New Communications Holdings Inc., a subsidiary of Verizon, to Verizon stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	May 27, 2010	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated May 27, 2010 issued by Verizon Communications Inc. (Verizon) announcing the establishment of a record date of June 7, 2010, subject to certain conditions, in connection with the proposed spinoff of shares of New Communications Holdings Inc., a subsidiary of Verizon, to Verizon stockholders.